UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2010

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas (State or other jurisdiction of incorporation)	0-6253 (Commission File Number)	71-0407808 (I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas (Address of principal executive offices)	71601 (Zip Code)

(870) 541-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

(a) The annual shareholders meeting of the Company was held on April 20, 2010.  The matters submitted to the security holders for approval included (1) setting the number of directors at ten (10), (2) the election of ten (10) directors, (3) the approval of the Simmons First National Corporation Executive Stock Incentive Plan -2010 and (4) ratification of the Audit and Security Committee’s selection of the accounting firm of BKD, LLP as independent auditors of the Company and its subsidiaries for the year ending December 31, 2010.

(b) At the annual meeting, all ten (10) directors were elected by proxies solicited pursuant to Section 14 of the Securities Exchange Act of 1934, without any solicitation in opposition thereto.

The following table summarizes the required analysis of the voting by security holders at the annual meeting of shareholders held on April 20, 2010:

Voting of Shares

				Broker
Action	For	Against	Abstain	Non-Votes
Set number of directors at ten (10)	11,928,595	21,396	6,883	--

			Withhold	Broker
Election of Directors:	For	Against	Authority	Non-Votes
William E. Clark II	9,619,434	--	138,444	2,198,996
Steven A. Cossé	9,618,634	--	139,244	2,198,996
Edward Drilling	9,619,634	--	138,244	2,198,996
Eugene Hunt	9,585,477	--	172,400	2,198,996
George A. Makris, Jr.	9,483,814	--	274,063	2,198,996
J. Thomas May	9,452,439	--	305,439	2,198,996
W. Scott McGeorge	9,619,084	--	138,794	2,198,996
Stanley E. Reed	9,619,534	--	138,344	2,198,996
Harry L. Ryburn	8,405,048	--	1,352,830	2,198,996
Robert L. Shoptaw	9,618,250	--	139,628	2,198,996

				Broker
Action	For	Against	Abstain	Non-Votes
Provide advisory approval of	7,964,575	1,593,504	199,798	2,198,996
the Company’s executive
compensation program

Ratify the Audit & Security	11,836,280	98,296	22,298	--
Committee’s selection of the
accounting firm of BKD, LLP as
independent auditors of the
Company and its subsidiaries for
the year ending December 31, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simmons First National Corporation
(Registrant)

April 22, 2010	/s/ Robert A. Fehlman
(Date)	Robert A. Fehlman
Executive Vice President and Chief Financial Officer